Press Release

Cyber Defense Systems announces sales agreement with National Security Associates valued at over $2.5 million

ST. PETERSBURG, FL - October 10, 2006--Cyber Defense Systems, Inc. (OTCBB: CYDF), a designer and developer of next generation UAVs, announces it has entered into a resell agreement for its CyberBug™ product line with National Security Associates, Inc. (NSA). The minimum value of the contract is for the purchase of 60 CyberBugs™ for over $2.5 million.

National Security Associates provides advanced training and research in Tactical Surveillance, and is building a national training center on 692 acres in Chattahoochee, Georgia. The agreement with NSA states that Cyber family of UAV’s and airships will be utilized at their center by military, law enforcement and public safety personnel in Military Operations on Urbanized Terrain training and disaster area training. Cyber Defense Systems expects to demonstrate its family of small UAVs at the training center and occupy it for joint-use deployment and support. This 692 acre complex will be the principal training site for UAV Command & Control law enforcement and tactical employment, integration training, and operator training.

“National Security Associates is anxiously looking forward to receiving CyberBugs from Cyber Defense, and adding training programs and UAV’s to our 700 acre world class training facility which is under construction. This will make the site a multi dimensional testing, training, integration, and technology analysis center for Homeland Security, our Military, and Law Enforcement,” stated Tony Oxford, President of National Security Associates, Inc.

“This agreement presents a turn key solution for our various product lines for real time training on a daily basis. This agreement presents a win-win for building our businesses”, stated Billy Robinson CEO of Cyber Defense Systems.

About Cyber Defense Systems

Cyber Defense Systems, Inc. (OTCBB: CYDF) Cyber Defense Systems, Inc., is designing and building a new generation of UAV’s. Cyber Defense is currently marketing airships and their CyberBug™ UAV’s to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. Cyber Defense Systems, Inc. http://www.cduav.com. Cyber Defense recently acquired Techsphere Systems International, Inc. now a wholly owned subsidiary of Cyber Defense. Techsphere is located in Atlanta and Columbus, GA, a manufacturer of low and mid altitude airships. Together with their teaming companies, Techsphere designs and builds unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current SA 60 spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us

Forward Looking Statements:

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Cyber Defense Systems, Inc.
Techsphere Systems International, Inc.
Billy Robinson
727-577-0878
billy@cduav.com